Exhibit 5

                                  MCGUIREWOODS
                                BATTLE&BOOTHE LLP

                                One James Center
                              901 East Cary Street
                          Richmond, Virginia 23219-4030

                                  May 29, 1998


Board of Directors
Cornerstone Realty Income Trust, Inc.
306 East Main Street
Richmond, Virginia  23219


                Prospectus Supplement dated May 27, 1998; Sale of
               2,608,696 Common Shares to PaineWebber Incorporated

Gentlemen:

     We have acted as counsel for Cornerstone Realty Income Trust, Inc. (the "Company") in connection with the registration under the Securities Act of 1933 of debt securities, Common Shares, no par value ("Common Shares"), and Preferred Shares, no par value, of the Company having an aggregate maximum public offering price of $200,000,000 (the "Offered Securities"). The Offered Securities are described in the Registration Statement on Form S-3 of the Company, File No. 333-34441 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on August 27, 1997, as amended by Amendment No. 1 filed on January 26, 1998 and declared effective on January 27, 1998. We have also acted as counsel to the Company in connection with the offer and sale to PaineWebber Incorporated of 2,608,696 Common Shares (the "Shares") pursuant to a Prospectus Supplement dated May 27, 1998. You have asked for our opinion concerning certain corporate matters related to the offer and sale of the Shares.

     We are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.

     2. The Shares are legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion with the Commission as an exhibit to a Report on Form 8-K of the Company, to the incorporation of this opinion by reference into the Registration Statement and to the reference to us in the Prospectus Supplement.

                                         Very truly yours,

                                         /s/ McGuire, Woods, Battle & Boothe LLP